Exhibit 99.2

Oncothyreon Announces $10 Million Registered Direct

Offering to BVF Partners L.P.

SEATTLE, WASHINGTON, May 30, 2013/PRNewswire/—Oncothyreon Inc. (NASDAQ: ONTY) today announced that it has agreed to sell 5,000,000 shares of its common stock and warrants to purchase 5,000,000 shares of common stock for gross proceeds of approximately $10 million. The common stock and warrants are being sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $5.00 per share. Each unit is being sold at a price of $2.00. The warrants will be exercisable at any time on or after the six-month and one-day anniversary of the issuance date of the warrants and until the fifth anniversary of the date the warrants first became exercisable.

The shares were offered and are being sold to Biotechnology Value Fund, L.P. and other affiliates of BVF Partners L.P. in a registered direct offering conducted without an underwriter or placement agent. The net proceeds from the offering, after deducting estimated offering expenses, will be approximately $9.8 million. The offering is expected to close on or about June 4, 2013.

Oncothyreon intends to use the net proceeds of the offering to fund a portion of the $10 million upfront fee payable under its development and commercialization agreement with Array BioPharma Inc. and for general corporate purposes, including research and product development, such as funding pre-clinical studies and clinical trials and otherwise moving product candidates towards commercialization and the possible acquisition or licensing of new product candidates or technology.

The securities were offered by means of a prospectus supplement dated May 30, 2013 and accompanying prospectus dated January 10, 2012, forming a part of the Company’s effective shelf registration statement (File No. 333-178726). Oncothyreon has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Oncothyreon has filed with the SEC for more complete information about Oncothyreon and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Oncothyreon will arrange to send you the prospectus if you request it by calling Oncothyreon at 206-801-2100.

About Oncothyreon

Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

Forward-Looking Statements

In order to provide Oncothyreon’s investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Oncothyreon’s expectations regarding the offering announced today and the use of proceeds thereof.

Forward-looking statements involve risks and uncertainties related to Oncothyreon’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Oncothyreon’s actual results to differ materially from those projected in forward-looking statements, including those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of our product candidates, and the indications for which our product candidates might be developed. There can be no guarantee that the results of preclinical studies or clinical trials will be predictive of either safety or efficacy in future clinical trials. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Oncothyreon’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Investor and Media Relations Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@oncothyreon.com